EXHIBIT 21.1

SUBSIDIARIES

AAH Kissimmee LLC
Advantage Professional Management Group, Inc. (APMG)
Affinity Travel Club, Inc.
Affinity Travel, Inc.
American Leisure Travel Group, Inc.
American Access Telecommunications Corporation
American Leisure Corporation, Inc. (ALC) and Subsidiaries
American Leisure Equities Corporation
American Leisure Homes, Inc. (ALH)
American Leisure Marketing and Technology, Inc.
American Leisure Reedy Creek, Inc.
American Leisure, Inc. (ALI)
American Sterling Corp.
American Sterling Motorcoaches, Inc.
American Switching Technologies, Inc.
American Travel & Marketing Group, Inc. (ATMG)
American Travel Club, Inc.
Ameritel, Inc.
Castlechart Ltd.
Club Turistico Latinoamericano, Inc.
Comtech Fibernet, Inc.
Costa Blanca Real Estate, Inc.
Florida Golf Group, Inc. (FGG)
Hickory Travel Systems, Inc.
I-Drive Limos, Inc. (ID)
Leisureshare International Espanola S.A. (LIESA)
Leisureshare International Ltd (LIL)
Luxshare, Inc.
Orlando Holidays, Inc. (OH)
Pool Homes Managers, Inc. (PHM)
Pool Homes, Inc.
Reedy Creek Acquisition Company, LLC
SBR Holdings, LLC
South Beach Resorts, LLC
TDS Amenities, Inc.
TDS Clubhouse, Inc.
Tierra Del Sol, Inc.
Welcome to Orlando, Inc. (WTO)
Wright Resort Villas & Hotels, Inc.